Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy and Fit Energy Announce Strategic Agreement
for up to 380 MW of Clean Power for Data Centers

Initial 30 MW delivery is expected to begin this year.

Danbury, Conn., and Boca Raton, Fla., June 23, 2026 (GLOBE NEWSWIRE) – FuelCell Energy, Inc. (Nasdaq: FCEL), a clean energy technology company that manufactures utility scale power solutions, and Fit Energy USA LP (“Fit Energy”), a developer of reliable power solutions to support advanced computing infrastructure and artificial intelligence, today announced a strategic agreement for up to 380 megawatts (MW) of clean, baseload on-site power for data centers using FuelCell Energy’s utility-scale fuel cell technology. The agreement includes an immediate deposit for an initial 30 MW of power scheduled to begin delivery later this year.

“We are pleased to partner with Fit Energy on its development plans. We’ve engaged with a diverse range of prospective customers across the digital infrastructure landscape, and Fit Energy has distinguished itself through its commitment to ‘energy as a service’ power solutions that support both communities and the environment,” said Jason Few, President and CEO of FuelCell Energy. He added, “This agreement further validates our decision to scale our operations to 500 MW, preserving our ability to serve a broad and growing pipeline of customers.”

Joel Leonoff, CEO of Fit Energy, added, “Today’s announcement marks a critical step in building the power foundation required for the next generation of AI infrastructure. FuelCell Energy’s technology aligns with our growth objectives and our goal of delivering behind-the-meter power solutions to data centers at gigawatt scale.”

Under the arrangement, Fit Energy will be eligible to receive warrants tied to future deployment milestones of up to 380 MW. The warrant structure is designed to align long-term value creation with successful project execution and customer deployment.

Canaccord Genuity served as a financial advisor to FuelCell Energy Inc. on certain aspects of this transaction.

About Fit Energy

Fit Energy is an energy infrastructure company focused on long-term ownership of generation assets formed to deliver near-term, scaled energy solutions for the digital economy. The platform is designed to serve large power requirements through a hybrid model supporting behind-the-meter, microgrid and grid-connected structures ranging from fuel cell technology to natural gas turbines. Learn more about Fit Energy at www.Fitenergygroup.com.

About FuelCell Energy

FuelCell Energy, Inc. (Nasdaq: FCEL) is an American clean energy technology company delivering continuous, scalable baseload power for mission critical applications globally. The company’s fuel cell systems generate electricity directly at the point of use, enabling reliable, low emissions power for data centers, industrial facilities, utilities, and distributed generation customers. FuelCell Energy delivers commercially proven, modular, utility-scale systems—backed by global fuel cell deployments approaching one gigawatt. Learn more at www.fuelcellenergy.com.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the Company’s business plans and strategies, the Company’s plan to reduce operating costs, the capabilities of the Company’s products, the Company’s potential sales pipeline, opportunities, and partners, and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties, known and unknown, that could cause actual results and future events to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations; our ability to maintain compliance with the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise “march-in” rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; delays in our timeline for bringing commercially viable products to market; our ability to develop additional commercially viable products in the future; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and our ability to reduce operating costs, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

FuelCell Energy Contacts
Media Relations: kblomquist@fce.com
Investor Relations: ir@fce.com

Fit Energy Media Contact
Zenergy Communications
media@zenergycom.com